Exhibit 99.1

Tempus Announces Preliminary Fourth Quarter and Full Year 2025 Results

CHICAGO, January 11, 2026 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine, today announced select, preliminary, unaudited results for the fourth quarter and full year ended December 31, 2025.

Full Year 2025 Select, Preliminary, Unaudited Financial Results

•	Revenue of ~$1.27 billion, representing ~83% growth year-over-year, including ~30% organic growth (excluding Ambry)

•	Diagnostics revenue of ~$955 million, representing ~111% growth year-over-year, driven by Oncology volume growth of ~26% and Hereditary volume growth of ~29%

•	Data and applications revenue of ~$316 million, representing ~31% growth year-over-year, driven by ~38% growth in Insights (Data Licensing)

Fourth Quarter 2025 Select, Preliminary, Unaudited Financial Results

•	Revenue of approximately ~$367 million, an increase of approximately 83% year-over-year

•	Diagnostics revenue of ~$266 million, representing ~121% growth year-over-year, driven by Oncology volume growth of ~29% and Hereditary volume growth of ~23%

•	Data and applications revenue of ~$100 million, representing ~25% year-over-year growth, with Insights growing ~68%, excluding the impact of the AstraZeneca warrant in Q4 of 2024.

“2025 was an exceptional year for Tempus with the strength of both of our product lines exceeding our initial expectations for the year,” said Eric Lefkofsky, Founder and CEO of Tempus. “Within Diagnostics, year-over-year volume growth of our genomics (oncology) offering accelerated for the third consecutive quarter hitting the highest unit growth rate we have seen in years. Our Data and Application business is performing even better with record revenue of ~$100 million in the fourth quarter, achieving full-year growth of ~31%, with our data licensing business growing ~38%. We enter 2026 in an exceptionally strong position with both of our main businesses accelerating in growth and delivering the financial leverage inherent in our platform. With AI as a catalyst across all of our products, we couldn’t be more excited for 2026.”

This announcement comes ahead of the Company’s presentation today at the 44th Annual J.P. Morgan Healthcare Conference. A live webcast of the presentation and our updated investor deck can be found on Tempus’ investor relations website at investors.tempus.com.

Tempus has not completed preparation of its financial statements for the fourth quarter or full year 2025. The estimates disclosed in this release for the fourth quarter and year ended December 31, 2025, are preliminary, and unaudited and inherently uncertain, and therefore subject to change as Tempus completes preparation of its financial results for these periods. Tempus is in the process of completing its customary year-end close and review procedures for the quarter and year ended December 31, 2025, and there can be no assurance that final results for these periods will not differ from these estimates, and any such difference may be material. During the preparation of Tempus’ consolidated financial statements for the year ended December 31, 2025, Tempus or its independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.

Tempus plans to report its complete fourth quarter and full year 2025 financial results during its earnings call in February 2026.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and Tempus’ industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, statements regarding Tempus’ preliminary, unaudited financial results for fourth quarter and full year 2025 and Tempus’ expected financial results for full year 2026. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; completed and future acquisitions, divestitures or investments; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), as supplemented by Tempus’ Quarterly Report on Form 10-Q for the period ended September 30, 2025, as well as in other filings Tempus may make with the SEC in the future. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.